Exhibit 99.2

Fortrea Launches as Leading, Global Contract Research Organization Positioned to Bring Life-Changing Therapies to Patients Faster

Company completes spin-off from Labcorp and begins trading on Nasdaq under ticker “FTRE”
Independent company positioned to capitalize on growth opportunities in Phases I-IV clinical trials and patient access, and to extend leading positions in oncology, clinical pharmacology and partnership models
DURHAM, N.C., July 3, 2023 (GLOBE NEWSWIRE) — Fortrea (Nasdaq: FTRE) (the“Company”), a leading global contract research organization (CRO), today announced that it has successfully completed its previously announced spin-off from Labcorp (NYSE: LH). On June 30 at 11:59 p.m., Fortrea became an independent public company and will begin trading on the Nasdaq stock exchange when the market opens today.
“Fortrea has been established to bring sharpened focus to our purpose, which is partnering with customers to bring life-changing therapies to patients faster,” said Tom Pike, chairman and chief executive officer of Fortrea. “Now, as an independent company with increased operational agility and financial flexibility, we are the ideal size to deliver on this purpose. With our global scale, access to clinical data-driven insights, site relationships and decades of experience, Fortrea is able to bring customers tailored solutions as a trusted partner. Further, our proven leadership team and talented colleagues across the globe have the skills and experience to help us build a world-class culture of excellence. We look forward to continuing to deliver for patients, customers,employees and shareholders in the years ahead.”
Fortrea launches with a team of approximately 19,000 people supporting customers in more than 90 countries across more than 20 different therapeutic areas. With a robust customer base across pharmaceutical, biotechnology and medical device organizations, Fortrea’s business is specifically designed to address customers’ holistic needs across two reporting segments: Clinical Services and Enabling Services. Its Clinical Services segment provides phase I-IV clinical solutions, including clinical pharmacology and comprehensive clinical development capabilities, that are tailored to customer needs. Its Enabling Services segment provides technology enabled solutions and post-approval patient access services.
Additionally, the Company appointed the following independent directors to its Board of Directors (“Board”):
•R. Andrew Eckert, Fortrea lead director; senior advisor to Permira; and formerly chairman, Varian Medical Systems
•Betty Larson, chief people officer of GE HealthCare Technologies; and formerly executive vice president and chief human resources officer, Becton Dickinson
•Peter Neupert, lead director, Adaptive Biotechnologies; director, Labcorp; and formerly corporate vice president, Health Solutions Group at Microsoft
•Ed Pesicka, president and chief executive officer of Owens & Minor; and formerly group president and chief commercial officer, Thermo Fisher Scientific
•Amrit Ray M.D., director of Ultragenyx Pharmaceutical; and formerly global president and head R&D and Medical, Pfizer Upjohn
•David Smith, retired chief financial officer of Charles River Laboratories

“I am excited to welcome our independent directors to our new Board of Directors,”continued Pike. “We have assembled an impressive team with the right experience and expertise to steward Fortrea as a leading, global pure-play CRO. Our Board will play an important role as we implement our long-term strategy and realize the full potential of Fortrea’s opportunity in the market.”
In connection with the separation, effective at 11:59 p.m. ET on Friday, June 30, 2023,Labcorp shareholders were distributed one share of Fortrea common stock for every share of Labcorp common stock held as of 5:00 p.m. ET on Tuesday, June 20, 2023, the record date. Approximately 88.8 million shares of Fortrea common stock were distributed.
About Fortrea
Fortrea (NASDAQ: FTRE) is a leading global provider of clinical development and patient access solutions to the life sciences industry. We partner with emerging and large biopharmaceutical, medical device and diagnostic companies to drive healthcare innovation that accelerates life changing therapies to patients in need. Fortrea provides phase I-IV clinical trial management, clinical pharmacology, differentiated technology enabled trial solutions and post approval services.
Fortrea’s solutions leverage three decades of experience spanning more than 20 therapeutic areas, a passion for scientific rigor, exceptional insights and a strong investigator site network. Our talented and diverse team of more than 19,000 people working in more than 90 countries is scaled to deliver focused and agile solutions to customers globally.
Learn more about how Fortrea is becoming a transformative force from pipeline to patient at Fortrea.com and follow us on LinkedIn and Twitter @Fortrea.
Cautionary Statement Regarding Forward-Looking Statements
Some of the statements in this press release, particularly those relating to the anticipated financial and other benefits of the spin-off, the execution of Fortrea’s standalone strategy and the prospects for Fortrea’s standalone business, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Actual results could differ materially from expectations expressed or implied in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in Fortrea’s registration statement on Form 10 initially filed with the SEC on May 15, 2023 (as amended and further supplemented) and in Fortrea’s other filings with the SEC. These forward-looking statements are based on management’s current expectations and are subject to certain risks, uncertainty and changes in circumstances. Fortrea does not undertake responsibility for updating these statements, and these statement speak only as of the date of this press release.
Fortrea Contacts:
Fortrea Media: Sue Zaranek – 919.943.5422, media@fortrea.com
Fortrea Media: Kate Dillon – 646-818-9115, kdillon@prosek.com
Fortrea Investors: Hima Inguva – 1-877-495-0816, hima.inguva@fortrea.com
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